UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010 (April 6, 2010)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Changes in Registrant’s Certifying Accountant.

On April 6, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”)  engaged Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

During the Company’s two most recent fiscal years and in the subsequent period through April 6, 2010, neither the Company, nor anyone acting on its behalf, consulted with E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report nor oral advice was provided by E&Y, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the selection of E&Y, on April 6, 2010 the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The Audit Committee approved such dismissal.

The reports of PwC on the consolidated financial statements for the fiscal years ended December 31, 2008 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2008 and 2009 and through April 6, 2010, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the consolidated financial statements for such years.

During the fiscal years ended December 31, 2008 and 2009 and through April 6, 2010 there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company provided PwC with a copy of this Report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested PwC to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above regarding PwC.  A copy of the letter is attached hereto as Exhibit 16.1.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2010, Stewart Hen notified the Board of his intention not to stand for re-election to the Board at the Company’s 2010 Annual Meeting of Stockholders to be held on June 22, 2010.

Pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated March 2, 2005 between the Company and Warburg Pincus Private Equity VIII, L.P. (“Warburg”), for so long as Warburg owns at least two-thirds of the number of shares of common stock issued upon exchange of the Series A Exchangeable Preferred Stock (the “Exchangeable Preferred”) acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on its Board of Directors two individuals designated by Warburg (each, an “Investor Designee” and collectively, the “Investor Designees”).  Effective March 4, 2005, Stewart Hen and Jonathan S. Leff, each of whom is a Managing Director and Member of Warburg Pincus LLC, which manages Warburg, were elected to the Company’s Board of Directors.  In connection with Mr. Hen’s determination not to stand for re-election to the Board, Warburg has designated Nishan de Silva, M.D., a Principal of Warburg Pincus LLC, to replace Mr. Hen as an Investor Designee.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             April 9, 2010

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated April 9, 2010.